UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2018

IMAGEWARE SYSTEMS, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	001-15757	33-0224167
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10815 Rancho Bernardo Road, Suite 310, San Diego, California 92127
(Address of principal executive offices)

(858) 673-8600
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01 Entry into a Material Definitive Agreement

See Item 8.01 below.

Item 1.02 Termination of a Material Definitive Agreement

See Item 8.01 below.

Item 3.02 Unregistered Sales of Equity Securities

See Item 8.01 below.

Item 3.03 Material Modifications to Rights of Security Holders

See Item 8.01 below.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Creation of Series C Convertible Preferred Stock

On September 10, 2018, ImageWare Systems, Inc. (the “Company”) filed the Certificate of Designations, Preferences, and Rights of Series C Convertible Preferred Stock (“Series C COD”) with the Secretary of State for the State of Delaware – Division of Corporations, designating 1,000 shares of the Company’s preferred stock, par value $0.01 per share, as Series C Convertible Preferred Stock (“Series C Preferred”), each share with a stated value of $10,000 per share (the “Stated Value”). Shares of Series C Preferred accrue dividends cumulatively and are payable quarterly at a rate of 8% per annum if paid in cash, or 10% per annum if paid by the issuance of shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) (“Dividend Shares”). Shares of Series C Preferred rank senior to the Company’s Common Stock and Series A Convertible Preferred Stock (the “Series A Preferred”), and junior to the Company’s Series B Convertible Redeemable Preferred Stock.

Each share of Series C Preferred has a liquidation preference equal to the greater of (i) the Stated Value plus all accrued and unpaid dividends, and (ii) such amount per share as would have been payable had each share been converted into Common Stock immediately prior to the occurrence of a Liquidation Event or Deemed Liquidation Event (as such terms are defined in the Series C COD) (the “Liquidation Preference Amount”). Each share of Series C Preferred is convertible into that number of shares of the Company’s Common Stock (“Conversion Shares”) equal to the Stated Value, divided by $1.00, which conversion rate is subject to adjustment in accordance with the terms of the Series C COD. Holders of Series C Preferred may elect to convert shares of Series C Preferred into Conversion Shares at any time. Holders of the Series C Preferred may also require the Company to redeem all or any portion of such holder’s shares of Series C Preferred at any time from and after the third anniversary of the issuance date or in the event of the consummation of a Change of Control (as such term is defined in the Series C COD). Subject to the terms and conditions set forth in the Series C COD, in the event the volume-weighted average price of the Company’s Common Stock is at least $3.00 per share (subject to adjustment in accordance with the terms of the Series C COD) for at least 20 consecutive trading days, the Company may convert all, but not less than all, issued and outstanding shares of Series C Preferred into Conversion Shares. In addition, in the event of a Change of Control, the Company will have the option to redeem all, but not less than all, issued and outstanding shares of Series C Preferred for 115% of the Liquidation Preference Amount per share. Holders of Series C Preferred will have the right to vote, on an as-converted basis, with the holders of the Company’s Common Stock on any matter presented to the Company’s stockholders for their action or consideration.

The foregoing description of the Series C Preferred is qualified, in its entirety, by the full text of the Series C COD, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1, and is incorporated by reference herein.

Amendment to Certificate of Designations of Series A Convertible Preferred Stock

On September 10, 2018, the Company filed an Amendment to the Certificate of Designations, Preferences, and Rights of Series A Convertible Preferred Stock (“Series A COD”) (the “Amendment”) with the Secretary of State for the State of Delaware – Division of Corporations, to increase the number of shares of Series A Preferred authorized for issuance thereunder to 38,000 shares, in order to effect the Debt Exchange (as defined below).

The foregoing description of the Amendment is qualified, in its entirety, by the full text of the Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.2, and is incorporated by reference herein.

Item 8.01 Other Events

Series C Financing

On September 10, 2018, the Company entered into (i) a Securities Purchase Agreement with certain accredited investors (the “Investors”), pursuant to which the Company sold, on September 10, 2018 (the “Closing Date”), a total of 890 shares of Series C Preferred at a purchase price of $10,000 per share (the “Series C Financing”), and (ii) a Registration Rights Agreement, pursuant to which the Company agreed to file a registration statement no later than 30 days after the Closing Date in order to register the Conversion Shares and the Dividend Shares. The forms of Securities Purchase Agreement and Registration Rights Agreement are attached hereto as Exhibits 10.1 and 10.2, respectively. The issuance of the shares of Series C Preferred pursuant to the Securities Purchase Agreement resulted in gross proceeds to the Company of $8.9 million. The Company expects to use these proceeds for general working capital purposes.

Northland Capital Markets (“Northland”) acted as the Company’s exclusive placement agent in connection with the Series C Financing, pursuant to the terms of a Placement Agency Agreement dated September 10, 2018. Under the terms of the Placement Agency Agreement, a copy of which is attached hereto as Exhibit 10.3, Northland was paid $712,000, or 8% of the gross proceeds received by the Company on the Closing Date as compensation for services rendered by Northland in connection with the Series C Financing. Northland Capital Markets is the trade name for certain capital markets and investment banking services of Northland Securities, Inc., member FINRA/SIPC.

The shares of Series C Preferred were offered and sold in a transaction exempt from registration under the Securities Act in reliance on Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder. Each Investor represented that it was an “accredited investor” as defined in Regulation D.

Debt Exchange

On September 10, 2018, the Company entered into agreements (the “Exchange Agreements”) with Neal Goldman and Charles Crocker, pursuant to which Messrs. Goldman and Crocker agreed to exchange approximately $6.3 million and $0.6 million, respectively, of outstanding debt (including accrued and unpaid interest) owed under the terms of their respective lines of credit for an aggregate of 6,896 shares of Series A Preferred (the “Debt Exchange”). As a result of the Debt Exchange, all indebtedness, liabilities and other obligations arising under the respective lines of credit were cancelled and deemed satisfied in full. A form of Exchange Agreement is attached hereto as Exhibit 10.4.

A copy of the Company’s press release announcing the Series C Financing and Debt Exchange is attached to this Current Report on Form 8-K as Exhibit 99.1.

Declaration of Special Dividend

Concurrently with the Series C Financing, the Company’s Board of Directors declared a special dividend (the “Special Dividend”) for holders of the Series A Preferred (each a “Holder”), pursuant to which each Holder will receive a warrant (“Warrant”) to purchase 39.87 shares of Common Stock for every share of Series A Preferred held, which resulted in the issuance of Warrants to the Holders as a group to purchase an aggregate of 1,493,856 shares of Common Stock. Each Warrant has an exercise price of $0.01 per share, and is exercisable immediately upon issuance; provided, however, that a Warrant may only be exercised concurrently with the conversion of shares of Series A Preferred held by a Holder into shares of Common Stock. In addition, each Warrant held by a Holder shall expire on the earliest to occur of (i) the conversion of all Series A Preferred held by such Holder into Common Stock, (ii) the redemption by the Company of all outstanding shares of Series A Preferred held by such Holder, (iii) the Warrant no longer representing the right to purchase any shares of Common Stock, and (iv) the tenth anniversary of the date of issuance. A copy of the form of Warrant is attached hereto as Exhibit 3.3.

The foregoing description of the Securities Purchase Agreement, Registrations Rights Agreement, Placement Agency Agreement, Exchange Agreement, and Warrant do not purport to be complete, and are qualified in their entirety by reference to the form of Securities Purchase Agreement, Registration Rights Agreement, Placement Agency Agreement, Exchange Agreement and Warrant attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4 and 3.3, respectively, each of which are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGEWARE SYSTEMS, INC.

Date: September 13, 2018	By:	/s/ Wayne Wetherell
Wayne Wetherell
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificate of Designations, Preferences, and Rights of Series C Convertible Preferred Stock of ImageWare Systems, Inc., dated September 10, 2018
3.2	Amendment to the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock, dated September 10, 2018
3.3	Form of Warrant
10.1	Form of Securities Purchase Agreement
10.2	Form of Registration Rights Agreement
10.3	Placement Agent Agreement
10.4	Form of Exchange Agreement
99.1	Press release issued by ImageWare Systems, Inc., dated September 12, 2018